Exhibit 99.1

Driven Brands Holdings Inc. Reports Record Year of Revenue and

Profitability in Fiscal 2022; Issues Fiscal 2023 Guidance

•	Fiscal 2022 revenue increased 39 percent powered by 14 percent same-store sales growth and 9 percent net store growth

•	Momentum continued in fourth quarter with the seventh consecutive quarter of double-digit same store-sales growth

•	Fiscal 2023 guidance reflects powerful customer value proposition and resilient needs-based industry

Charlotte, N.C. (February 22, 2023)—Driven Brands Holdings Inc. (NASDAQ: DRVN) (“Driven Brands” or the “Company”) today reported financial results for the fourth quarter and fiscal year ended December 31, 2022.

For the fiscal year, Driven Brands delivered revenue of $2.0 billion, up 39 percent versus the prior year. System-wide sales were $5.6 billion, up 24 percent versus the prior year with 14 percent same-store sales growth and 9 percent net store growth.

Net income increased $33.6 million versus the prior year to $43.2 million or $0.25 per diluted share inclusive of a $125.5 million one-time non-cash impairment charge related to intangible assets in the second quarter as a result of the Company’s decision to re-brand its U.S. car wash business. Adjusted Net Income1 increased 41 percent to $207.9 million or $1.22 per diluted share1, while Adjusted EBITDA1 increased 42 percent from the prior year to $513.8 million.

“2022 was a year of record performance and significant strategic progress for Driven Brands. We deepened our competitive moat as our differentiated offering resonated with our customers,” said Jonathan Fitzpatrick, President and Chief Executive Officer. “We gained significant market share in this large and growing $350 billion needs-based automotive services category, and we are leveraging our proven playbook to drive long-term, sustainable growth.

“Building on our strong performance last year, we entered the first quarter of 2023 with momentum, excellent visibility into our expense base and a robust development pipeline that provides us with strong line of sight to multi-year growth. Our guidance reflects that momentum, our continued confidence in our business model, the resilience of the category, and a track record of execution.”

For the fourth quarter, Driven Brands delivered revenue of $539.7 million, up 38 percent versus the prior year. System-wide sales were $1.5 billion, up 24 percent versus the prior year with 11 percent same-store sales growth and 9 percent net store growth.

Net income increased $66.2 million versus the prior year to $27.4 million or $0.16 per diluted share. Adjusted Net Income1 increased 35 percent to $42.2 million or $0.25 per diluted share1, while Adjusted EBITDA1 increased 54 percent from the prior year to $130.5 million.

Fiscal Year 2022 Highlights2

Comparisons are fiscal year 2022 ended December 31, 2022 versus fiscal year 2021 ended December 25, 2021 unless otherwise noted

•	Revenue increased 39 percent to $2.0 billion, driven by same-store sales and net store growth.

•	Consolidated same-store sales increased 14 percent.

•	The Company added 393 net new stores during the year.

•	Net income increased $33.6 million to $43.2 million or $0.25 per diluted share.

•	Adjusted Net Income1 increased 41 percent to $207.9 million or $1.22 per diluted share1.

•	Adjusted EBITDA1 increased 42 percent to $513.8 million.

Fiscal Year 2022 Key Performance Indicators by Segment

	System-wide Sales (in millions)	Store Count	Same-Store Sales	Revenue (in millions)	Segment Adjusted EBITDA[1] (in millions)
Maintenance	$1,616.1	1,645	16.1%	$799.9	$262.6
Car Wash	585.7	1,111	(3.9%)*	592.7	184.7
Paint, Collision & Glass	2,959.0	1,846	17.1%	410.9	135.4
Platform Services	445.7	203	12.6%	196.4	72.5
Corporate / Other	N/A	N/A	N/A	33.3

Total	$5,606.5	4,805	14.1%	$2,033.2

*

Car Wash same-store sales declined 3.9 percent in fiscal year 2022. Foreign exchange rate movement had a 440 basis point negative impact. The impact of foreign exchange rate movement on the remaining segments was not significant.

Fourth Quarter 2022 Highlights2

Comparisons are fourth quarter 2022 ended December 31, 2022 versus fourth quarter 2021 ended December 25, 2021 unless otherwise noted

•	Revenue increased 38 percent to $539.7 million, driven by same-store sales and net store growth.

•	Consolidated same-store sales increased 11 percent.

•	The Company added 98 net new stores during the quarter.

•	Net income increased $66.2 million to $27.4 million or $0.16 per diluted share.

•	Adjusted Net Income1 increased 35 percent to $42.2 million or $0.25 per diluted share1.

•	Adjusted EBITDA1 increased 54 percent to $130.5 million.

Fourth Quarter 2022 Key Performance Indicators by Segment

	System-wide Sales (in millions)	Store Count	Same-Store Sales	Revenue (in millions)	Segment Adjusted EBITDA[1] (in millions)
Maintenance	$448.4	1,645	16.3%	$226.0	$77.3
Car Wash	132.6	1,111	(10.1%)*	134.6	36.2
Paint, Collision & Glass	794.2	1,846	14.1%	122.8	34.6
Platform Services	92.9	203	4.1%	48.0	18.1
Corporate / Other	N/A	N/A	N/A	8.3

Total	$1,468.1	4,805	11.4%	$539.7

*

Car Wash same-store sales declined 10.1 percent in the fourth quarter. Foreign exchange rate movement had a 400 basis point negative impact. The impact of foreign exchange rate movement on the remaining segments was not significant.

Capital and Liquidity

During the fourth quarter, the Company closed on a $365 million whole business securitization transaction. Proceeds from the offering were used for general corporate purposes, including the repayment of the revolving credit facilities creating capacity to invest in continued growth.

The Company ended the fiscal year with total liquidity of $617.6 million, consisting of $227.1 million in cash and cash equivalents, and $390.5 million of undrawn capacity on its variable funding securitization senior notes and revolving credit facility. This does not include the additional $135 million Series 2022 Class A-1 Notes that expand our variable funding note borrowing capacity when the company elects to exercise it, assuming certain conditions continue to be met.

Fiscal Year 2023 Guidance

The following guidance reflects the Company’s expectations for fiscal year 2023 ending December 30, 2023:

•	Revenue of approximately $2.35 billion.

•	Adjusted EBITDA[1] of approximately $590 million.

•	Adjusted Earnings Per Share[1] of approximately $1.21.

The Company also expects:

•	Same-store sales growth of 5 to7 percent.

•	Net store growth of approximately 365:

•	Maintenance: approximately 170 stores of which 70% will be franchised and 30% will be Company-operated

•	Car Wash: approximately 65 stores which will be Company-operated

•	Paint, Collision & Glass: approximately 130 stores of which 25% will be franchised and 75% will be Company-operated.

The Company has not included future M&A in its guidance for fiscal year 2023.

[1]

Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings Per Share are non-GAAP financial measures. See “Reconciliation of Non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measures. Forward-looking estimates of Adjusted EBITDA and Adjusted Earnings Per Share are made in a manner consistent with the relevant definitions and assumptions noted herein.

[2]

The fourth quarter and fiscal year 2022 results include the impact of the 53rd week in fiscal year 2022, which contributed $25 million in revenue, $6 million in Adjusted EBITDA1 and $0.02 in Adjusted Earnings Per Share[1].

Conference Call

Driven Brands will host a conference call to discuss fourth quarter and fiscal year 2022 results today, Wednesday, February 22, 2023, at 8:30am ET. The call will be available by webcast and can be accessed by visiting Driven Brands’ Investor Relations website at investors.drivenbrands.com. A replay of the call will be available until May 2, 2023.

About Driven Brands

Driven Brands™, headquartered in Charlotte, NC, is the largest automotive services company in North America, providing a range of consumer and commercial automotive needs, including paint, collision, glass, vehicle repair, oil change, maintenance and car wash. Driven Brands is the parent company of some of North America’s leading automotive service businesses including Take 5 Oil Change®, Take 5 Car Wash®, Meineke Car Care Centers®, Maaco®, 1-800-Radiator & A/C®, Auto Glass Now®, and CARSTAR®. Driven Brands has more than 4,800 locations across 13 countries, and services over 70 million vehicles annually. Driven Brands’ network generates approximately $2.0 billion in annual revenue from more than $5.6 billion in systemwide sales.

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other various or comparable terminology. All statements other than statements of historical facts contained in this press release, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management, and expected market growth are forward-looking statements. In particular, forward-looking statements include, among other things, statements relating to: (i) our strategy, outlook and growth prospects; (ii) our operational and financial targets and dividend policy; (iii) general economic trends and trends in the industry and markets; and (iv) the competitive environment in which we operate. Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions, and involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. It is not possible to predict or identify all such risks. These risks include, but are not limited to, the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 25, 2021, our Quarterly Report on Form 10-Q for the fiscal quarter ended September 24, 2022, and in our other filings with the Securities and Exchange Commission, which are available on its website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Forward-looking statements represent our estimates and assumptions only as of the date on which they are made, and we undertake no obligation to update or review publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts
Shareholder/Analyst inquiries:	Media inquiries:
Kristy Moser	Taylor Blanchard
kristy.moser@drivenbrands.com	taylor.blanchard@drivenbrands.com
(980) 229-9450	(704) 644-8129

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended		Year Ended
	December 31,	December 25,	December 31,	December 25,
(in thousands, except per share amounts)	2022	2021	2022	2021
Revenue:
Franchise royalties and fees	$43,434	$37,173	$171,734	$144,413
Company-operated store sales	366,921	239,838	1,324,408	843,646
Independently-operated store sales	36,657	43,763	195,157	204,246
Advertising contributions	23,943	18,934	87,750	75,599
Supply and other revenue	68,698	52,177	254,145	199,376

Total revenue	539,653	391,885	2,033,194	1,467,280

Operating expenses:
Company-operated store expenses	231,894	148,742	812,262	515,837
Independently-operated store expenses	22,544	24,451	107,940	114,115
Advertising expenses	24,179	18,100	87,986	74,765
Supply and other expenses	35,865	31,901	145,481	112,318
Selling, general and administrative expenses	110,821	73,714	383,478	292,263
Acquisition costs	5,323	59,712	15,304	62,386
Store opening costs	953	1,137	2,878	2,497
Depreciation and amortization	39,528	34,055	147,156	112,777
Trade name impairment	—	—	125,450	—
Asset impairment charges and lease terminations	2,745	96	5,655	3,257

Total operating expenses	473,852	391,908	1,833,590	1,290,215

Operating income (loss)	65,801	(23)	199,604	177,065

Other expenses, net:
Interest expense, net	35,150	23,524	114,096	75,914
(Gain) loss on foreign currency transactions, net	(13,322)	14,327	17,168	20,683
Loss on debt extinguishment	—	—	—	45,576

Total other expenses, net	21,828	37,851	131,264	142,173

Net income (loss) before taxes	43,973	(37,874)	68,340	34,892
Income tax expense	16,575	911	25,167	25,356

Net income (loss)	27,398	(38,785)	43,173	9,536
Net loss attributable to non-controlling interests	—	(28)	(15)	(96)

Net income (loss) attributable to Driven Brands Holdings Inc.	$27,398	$(38,757)	$43,188	$9,632

Earnings (loss) per share(1):
Basic	$0.16	$(0.23)	$0.26	$0.06

Diluted	$0.16	$(0.23)	$0.25	$0.06

Weighted average shares outstanding:
Basic	162,744	162,646	162,762	160,684
Diluted	166,810	162,646	166,743	164,644

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)	December 31, 2022	December 25, 2021
Assets
Current assets:
Cash and cash equivalents	$227,110	$523,414
Restricted cash	792	792
Accounts and notes receivable, net	179,888	117,903
Inventory	72,040	46,990
Prepaid and other assets	40,084	24,326
Income tax receivable	15,075	6,867
Advertising fund assets, restricted	36,421	45,360
Assets held for sale	—	3,275

Total current assets	571,410	768,927
Property and equipment, net	1,545,738	1,350,984
Operating lease right-of-use assets	1,299,189	995,625
Deferred commissions	7,121	10,567
Intangibles, net	765,903	816,183
Goodwill	2,277,065	1,910,392
Other assets	30,561	3,182
Deferred tax assets	2,911	1,509

Total assets	$6,499,898	$5,857,369

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$60,606	$83,033
Accrued expenses and other liabilities	317,318	306,956
Income taxes payable	4,454	11,054
Current portion of long-term debt	24,651	26,044
Tax receivable agreement liability	53,328	24,255
Advertising fund liabilities	36,726	26,441

Total current liabilities	497,083	477,783
Long-term debt, net	2,713,616	2,356,320
Deferred tax liability	276,749	257,067
Operating lease liabilities	1,177,501	931,604
Tax receivable agreement liability	117,915	131,715
Deferred revenue	30,046	28,240
Accrued expenses and other long-term liabilities	33,419	29,398

Total liabilities	4,846,329	4,212,127
Common stock	1,674	1,674
Additional paid-in capital	1,628,904	1,605,890
Retained earnings	84,796	41,607
Accumulated other comprehensive loss	(62,436)	(5,028)

Total shareholders’ equity attributable to Driven Brands Holdings Inc.	1,652,938	1,644,143

Non-controlling interests	631	1,099

Total shareholders’ equity	1,653,569	1,645,242

Total liabilities and shareholders’ equity	$6,499,898	$5,857,369

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Fiscal Year Ended
(in thousands)	December 31, 2022	December 25, 2021
Net income	$43,173	$9,536

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	147,156	112,777
Equity-based compensation expense	20,583	4,301
Trade name impairment cost	125,450	—
Loss on foreign denominated transactions	17,147	25,324
Bad debt expense	5,777	1,854
Asset impairment costs	5,655	3,257
Amortization of deferred financing costs and bond discounts	8,450	7,002
Amortization of interest rate hedge	(542)	—
Loss (gain) on foreign currency derivative	21	(4,642)
Gain on sale of businesses, fixed assets, and sale-leaseback transactions	(34,854)	(11,353)
Provision for deferred income taxes	20,567	9,866
Loss on extinguishment of debt	—	45,576
Other, net	(21)	(2,183)
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable, net	(58,837)	(36,395)
Inventory	(22,712)	(5,723)
Prepaid and other current assets	(30,418)	(30,260)
Advertising fund assets and liabilities, restricted	12,698	9,386
Other assets	(23,378)	483
Deferred commissions	3,407	(1,899)
Deferred revenue	1,925	6,678
Accounts payable	(34,634)	6,905
Accrued expenses and other liabilities	2,898	128,871
Income tax payable, net	(12,335)	4,466

Cash provided by operating activities	197,176	283,827

Cash flows from investing activities:		—
Capital expenditures	(439,585)	(160,760)
Cash used in business acquisitions, net of cash acquired	(763,061)	(800,829)
Proceeds from sale-leaseback transactions	337,178	144,134
Proceeds from sale or disposal of businesses and fixed assets	25,188	2,519

Cash used in investing activities	(840,280)	(814,936)

Cash flows from financing activities:
Payment of debt issuance cost	(7,172)	(19,756)
Proceeds from the termination of interest rate swap	10,870	—
Proceeds from the issuance of long-term debt	365,000	950,000
Repayment of long-term debt	(23,912)	(721,500)
Repayments of revolving lines of credit and short-term debt	(435,000)	(544,800)
Proceeds from revolving lines of credit and short-term debt	435,000	526,800
Repayment of principal portion of finance lease liability	(3,369)	(2,199)
Proceeds from failed sale-leaseback transactions	(14)	538
Proceeds from initial public offering, net of underwriting discounts	—	661,500
Net proceeds from follow-on public offering	—	99,225
Repurchases of common stock	—	(43,040)
Payments for termination of interest rate swaps	—	(21,826)
Proceeds from stock option exercises	340	505
Other, net	1,625	89

Cash provided by financing activities	343,368	885,536

Effect of exchange rate changes on cash	(2,283)	558
Net change in cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted	(302,019)	354,985
Cash and cash equivalents, beginning of period	523,414	172,611
Cash included in advertising fund assets, restricted, beginning of period	38,586	19,369
Restricted cash, beginning of period	792	15,827

Cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted, beginning of period	562,792	207,807

Cash and cash equivalents, end of period	227,110	523,414
Cash included in advertising fund assets, restricted, end of period	32,871	38,586
Restricted cash, end of period	792	792

Cash, cash equivalents, restricted cash, and cash included in advertising fund assets, restricted, end of period	$260,773	$562,792

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The following information provides definitions and reconciliations of the non-GAAP financial measures presented in this earnings release to the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (GAAP). The company has provided this non-GAAP financial information, which is not calculated or presented in accordance with GAAP, as information supplemental and in addition to the financial measures presented in this earnings release that are calculated and presented in accordance with GAAP. Such non-GAAP financial measures should not be considered superior to, as a substitute for or alternative to, and should be considered in conjunction with, the GAAP financial measures presented in this earnings release. The non-GAAP financial measures in this earnings release may differ from similarly titled measures used by other companies.

Non-GAAP Financial Measures in Guidance

Driven Brands includes Adjusted EBITDA and Adjusted EPS in the Company’s Fiscal Year 2023 Guidance. Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures and have not been reconciled to the most comparable GAAP outlook because it is not possible to do so without unreasonable efforts due to the uncertainty and potential variability of reconciling items, which are dependent on future events and often outside of management’s control and which could be significant. Because such items cannot be reasonably predicted with the level of precision required, we are unable to provide outlook for the comparable GAAP measures. Forward-looking estimates of Adjusted EBITDA and Adjusted EPS are made in a manner consistent with the relevant definitions and assumptions noted herein and in our filings with the SEC.

Adjusted Net Income and Adjusted Earnings Per Share

Adjusted net income attributable to Driven Brands Holdings Inc. (“Adjusted Net Income”) and Adjusted diluted earnings per share attributable to Driven Brands common stockholders (“Adjusted Earnings Per Share”) are considered non-GAAP financial measures under the SEC’s rules because they exclude certain amounts included in the net income attributable to Driven Brands common stockholders and diluted earnings per share attributable to Driven Brands common stockholders calculated in accordance with GAAP. Management believes that Adjusted Net Income and Adjusted EPS are meaningful measures to share with investors because they facilitate comparison of the current period performance with that of the comparable prior period. In addition, Adjusted Net Income and Adjusted Earnings Per Share afford investors a view of what management considers to be Driven Brands’ core earnings performance as well as the ability to make a more informed assessment of such earnings performance with that of the prior period.

The tables below reflect the calculation of Adjusted Net Income and Adjusted Earnings Per Share for the fourth quarter and fiscal year ended December 31, 2022 compared to the fourth quarter and fiscal year ended December 25, 2021.

Adjusted Net Income and Adjusted Earnings Per Share (Unaudited)

	Three Months Ended		Year Ended
	December 31,	December 25,	December 31,	December 25,
(in thousands, except per share amounts)	2022	2021	2022	2021
Net income (loss)	$27,398	$(38,785)	$43,173	$9,536
Acquisition related costs(a)	5,323	59,712	15,304	62,386
Non-core items and project costs, net(b)	16,805	1,746	20,241	5,656
Straight-line rent adjustment(c)	3,435	3,228	14,965	11,619
Equity-based compensation expense(d)	8,424	1,357	20,583	4,301
Foreign currency transaction (gain) loss, net(e)	(13,322)	14,327	17,168	20,683
Bad debt recovery(f)	—	(3,183)	(449)	(3,183)
Trade name impairment(g)	—	—	125,450	—
Asset sale leaseback (gain) loss, impairment and closed store expenses(h)	(8,835)	(11,940)	(29,083)	(8,935)
Loss on debt extinguishment(i)	—	—	—	45,576
Amortization related to acquired intangible assets(j)	8,775	4,676	27,059	18,551
Provision for uncertain tax positions(k)	(224)	(62)	(148)	(313)
Valuation allowance for deferred tax asset(l)	3,051	4,400	3,051	4,400

Adjusted net income before tax impact of adjustments	50,830	35,476	257,314	170,277
Tax impact of adjustments(l)	(8,641)	(4,314)	(49,437)	(23,282)

Adjusted net income	42,189	31,162	207,877	146,995

Net loss attributable to non-controlling interest	—	(28)	(15)	(96)

Adjusted net income attributable to Driven Brands Holdings Inc.	$42,189	$31,190	$207,892	$147,091

Adjusted Earnings Per Share
Basic(1)	$0.25	$0.19	$1.25	$0.90

Diluted(1)	$0.25	$0.18	$1.22	$0.88

Weighted average shares outstanding
Basic	162,744	162,646	162,762	160,684

Diluted	166,810	166,671	166,743	164,644

(1)

Adjusted earnings per share is calculated under the two-class method. Under the two-class method, adjusted earnings per share is calculated using adjusted net income attributable to common shares, which is derived by reducing adjusted net income by the amount attributable to participating securities. Adjusted net income attributable to participating securities used in the basic earnings per share calculation was $0.9 million and $4.4 million for the three months and year ended December 31, 2022, respectively, and adjusted net income attributable to participating securities used in the diluted earnings per share calculation was $0.8 million and $3.9 million for the three months and year ended December 31, 2022, respectively.

Adjusted EBITDA

Adjusted EBITDA is considered a non-GAAP financial measure under the Securities and Exchange Commission’s (“SEC”) rules because it excludes certain amounts included in net income calculated in accordance with GAAP. Management believes that Adjusted EBITDA is a meaningful measure to share with investors because it facilitates comparison of the current period performance with that of the comparable prior period. In addition, Adjusted EBITDA affords investors a view of what management considers to be Driven Brand’s core operating performance as well as the ability to make a more informed assessment of such operating performance as compared with that of the prior period.

Please see the company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2021 filed with the SEC on March 18, 2022 for additional information on Adjusted EBITDA. The tables below reflect the calculation of Adjusted EBITDA for the fourth quarter and fiscal year ended December 31, 2022 compared to the fourth quarter and fiscal year ended December 25, 2021.

Net Income to Adjusted EBITDA Reconciliation (Unaudited)

	Three Months Ended		Year Ended
	December 31,	December 25,	December 31,	December 25,
(in thousands)	2022	2021	2022	2021
Net income (loss)	$27,398	$(38,785)	$43,173	$9,536
Income tax expense	16,575	911	25,167	25,356
Interest expense, net	35,150	23,524	114,096	75,914
Depreciation and amortization	39,528	34,055	147,156	112,777

EBITDA	$118,651	$19,705	$329,592	$223,583

Acquisition related costs(a)	5,323	59,712	15,304	62,386
Non-core items and project costs, net(b)	16,805	1,746	20,241	5,656
Straight-line rent adjustment(c)	3,435	3,228	14,965	11,619
Equity-based compensation expense(d)	8,424	1,357	20,583	4,301
Foreign currency transaction (gain) loss, net(e)	(13,322)	14,327	17,168	20,683
Bad debt recovery(f)	—	(3,183)	(449)	(3,183)
Trade name impairment (g)	—	—	125,450	—
Asset sale leaseback (gain) loss, impairment and closed store expenses(h)	(8,835)	(11,940)	(29,083)	(8,935)
Loss on debt extinguishment(i)	—	—	—	45,576

Adjusted EBITDA	$130,481	$84,952	$513,771	$361,686

Adjusted EBITDA, Adjusted Net Income and Adjusted Earnings Per Share Footnotes

a.

Consists of acquisition costs as reflected within the consolidated statement of operations, including legal, consulting and other fees and expenses incurred in connection with acquisitions completed during the applicable period, as well as inventory rationalization expenses incurred in connection with acquisitions. We expect to incur similar costs in connection with other acquisitions in the future and, under U.S. GAAP, such costs relating to acquisitions are expensed as incurred and not capitalized.

b.

Consists of discrete items and project costs, including third-party consulting and professional fees associated with strategic transformation initiatives, as well as a $15 million change in estimate related to the Tax Receivable Agreement that we entered into at the IPO related to the filing of our 2021 tax returns in the fourth quarter 2022.

c.	Consists of the non-cash portion of rent expense, which reflects the extent to which our straight-line rent expense recognized under U.S. GAAP exceeds or is less than our cash rent payments.
d.	Represents non-cash equity-based compensation expense.
e.

Represents foreign currency transaction gains/losses, net that primarily related to the remeasurement of our intercompany loans. These losses are partially offset by unrealized gains/losses on remeasurement of cross currency swaps and forward contracts.

f.	Represents the recovery of previously uncollectible receivables outside of normal operations.
g.	Relates to an impairment of certain Car Wash trade names as the Company elected to discontinue their use.
h.

Relates to net (gain) loss on sale leasebacks, the discontinuation of the use of a trade name, as well as impairment of certain fixed assets and operating lease right-of-use assets related to closed locations. Also represents lease exit costs and other costs associated with stores that were closed prior to the respective lease termination dates.

i.	Represents the write-off of debt issuance costs associated with early termination of debt.
j.	Consists of amortization related to acquired intangible assets as reflected within depreciation and amortization in the consolidated statements of operations.
k.	Represents uncertain tax positions recorded for tax positions, inclusive of interest and penalties.
l.

Represents the tax impact of adjustments associated with the reconciling items between net income and Adjusted Net Income, excluding the provision for uncertain tax positions and valuation allowance for certain deferred tax assets. To determine the tax impact of the deductible reconciling items, we utilized statutory income tax rates ranging from 9% to 36%, depending upon the tax attributes of each adjustment and the applicable jurisdiction.

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

ADJUSTED EBITDA AND SEGMENT ADJUSTED EBITDA RECONCILIATION (UNAUDITED)

	Three Months Ended		Year Ended
	December 31,	December 25,	December 31,	December 25,
(in thousands)	2022	2021	2022	2021
Segment Adjusted EBITDA:
Maintenance	$77,284	$46,178	$262,608	$179,073
Car Wash	36,222	37,841	184,717	153,065
Paint, Collision & Glass	34,600	21,197	135,447	82,731
Platform Services	18,067	12,090	72,538	56,954
Corporate and other	(34,739)	(31,217)	(138,661)	(107,640)
Store opening costs	(953)	(1,137)	(2,878)	(2,497)

Adjusted EBITDA	$130,481	$84,952	$513,771	$361,686

DRIVEN BRANDS HOLDINGS INC. AND SUBSIDIARIES

ADDITIONAL INFORMATION ON KEY PERFORMANCE INDICATORS (UNAUDITED)

	Three Months Ended December 31, 2022
			Paint,
			Collision &	Platform
(in thousands)	Maintenance	Car Wash	Glass	Services	Total
System-wide Sales
Franchise stores	$253,074	$—	$719,646	$91,801	$1,064,521
Company-operated stores	195,309	95,976	74,576	1,060	366,921
Independently operated Stores	—	36,657	—	—	36,657

Total System-wide Sales	$448,383	$132,633	$794,222	$92,861	$1,468,099

Store Count (in whole numbers)
Franchise stores	1,052	—	1,628	202	2,882
Company-operated stores	593	390	218	1	1,202
Independently operated Stores	—	721	—	—	721

Total Store Count	1,645	1,111	1,846	203	4,805

	Three Months Ended December 25, 2021
			Paint,
			Collision &	Platform
(in thousands)	Maintenance	Car Wash	Glass	Services	Total
System-wide Sales
Franchise stores	$192,785	$—	$622,787	$82,954	$898,526
Company-operated stores	137,984	80,260	$20,500	$1,094	239,838
Independently operated Stores	—	43,763	—	—	43,763

Total System-wide Sales	$330,769	$124,023	$643,287	$84,048	$1,182,127

Store Count (in whole numbers)
Franchise stores	962	—	1,608	200	2,770
Company-operated stores	543	330	40	1	914
Independently operated Stores	—	728	—	—	728

Total Store Count	1,505	1,058	1,648	201	4,412

	Year Ended December 31, 2022
			Paint,
			Collision &	Platform
(in thousands)	Maintenance	Car Wash	Glass	Services	Total
System-wide Sales
Franchise stores	$923,153	$—	$2,723,047	$440,691	$4,086,891
Company-operated stores	692,947	390,502	235,924	5,035	1,324,408
Independently operated Stores	—	195,157	—	—	195,157

Total System-wide Sales	$1,616,100	$585,659	$2,958,971	$445,726	$5,606,456

Store Count (in whole numbers)
Franchise stores	1,052	—	1,628	202	2,882
Company-operated stores	593	390	218	1	1,202
Independently operated Stores	—	721	—	—	721

Total Store Count	1,645	1,111	1,846	203	4,805

	Year Ended December 25, 2021
			Paint,
			Collision &	Platform
(in thousands)	Maintenance	Car Wash	Glass	Services	Total
System-wide Sales
Franchise stores	$759,940	$—	$2,345,428	$386,163	$3,491,531
Company-operated stores	503,719	277,118	57,804	$5,005	843,646
Independently operated Stores	—	204,246	—	—	204,246

Total System-wide Sales	$1,263,659	$481,364	$2,403,232	$391,168	$4,539,423

Store Count (in whole numbers)
Franchise stores	962	—	1,608	200	2,770
Company-operated stores	543	330	40	1	914
Independently operated Stores	—	728	—	—	728

Total Store Count	1,505	1,058	1,648	201	4,412